ASSET PURCHASE AGREEMENT

                                      DATED

                                FEBRUARY 17, 1999

                                  BY AND AMONG

                            BOSTON TOWNE PRESS, INC.

                              JOHN R. HENESEY, JR.

                     CUNNINGHAM GRAPHICS INTERNATIONAL, INC.

                                       AND

                              BTP ACQUISITION CORP.

                                                     TABLE OF CONTENTS

ARTICLE I - Certain Definitions...............................................................................1

         Section 1.1. Certain Definitions.....................................................................1
         Section 1.2. Interpretation..........................................................................9

ARTICLE II - Purchase and Sale of Assets; Assumption of Liabilities;
                    Additional Covenants......................................................................9

         Section 2.1. Purchase and Sale of Assets.............................................................9
         Section 2.2. Purchase Price..........................................................................9
         Section 2.3. Purchase Price Adjustments; Resolution of Conflicts.....................................11
         Section 2.4. Allocation of the Purchase Price........................................................13
         Section 2.5. Closing.................................................................................13

ARTICLE III - Representations and Warranties of the Seller and the Shareholder................................13

         Section 3.1. Organization and Qualification..........................................................13
         Section 3.2. Authorization...........................................................................13
         Section 3.3. Non-contravention.......................................................................14
         Section 3.4. No Consents.............................................................................14
         Section 3.5. The Purchased Assets....................................................................14
         Section 3.6. Personal Property.......................................................................14
         Section 3.7. Real Property...........................................................................14
         Section 3.8. Intentionally Omitted...................................................................15
         Section 3.9. Inventory...............................................................................15
         Section 3.10. Financial Statements...................................................................15
         Section 3.11. Absence of Certain Developments........................................................15
         Section 3.12. Governmental Authorizations; Licenses; Etc.............................................16
         Section 3.13. Litigation.............................................................................16
         Section 3.14. Undisclosed Liabilities................................................................17
         Section 3.15. Taxes..................................................................................17
         Section 3.16. Insurance..............................................................................18
         Section 3.17. Environmental Matters..................................................................18
         Section 3.18. Employee Matters.......................................................................19
         Section 3.19. Employee Benefit Plans.................................................................19
         Section 3.20. Proprietary Rights.....................................................................21
         Section 3.21. Accounts Receivable....................................................................21
         Section 3.22. Contracts..............................................................................21
         Section 3.23. Customers and Suppliers................................................................23
         Section 3.24. Ability to Conduct Business............................................................23
         Section 3.25. Books and Records......................................................................23
         Section 3.26. Year 2000..............................................................................23

         Section 3.27. Cash Accounts..........................................................................24
         Section 3.28. Brokers................................................................................24
         Section 3.29. Full Disclosure........................................................................24
         Section 3.30. Absence of Questionable Payments.......................................................24

ARTICLE IV - Representations and Warranties of the Parent and the Acquisition Sub.............................24

         Section 4.1. Organization............................................................................24
         Section 4.2. Authorization...........................................................................25
         Section 4.3. Non-contravention.......................................................................25
         Section 4.4. No Consents.............................................................................25
         Section 4.5. Brokers.................................................................................25

ARTICLE V - Covenants and Agreements..........................................................................26

         Section 5.1. Transfer and Property Taxes.............................................................26
         Section 5.2. Change of Name..........................................................................27
         Section 5.3. Non-Competition and Confidentiality Agreement...........................................27
         Section 5.4. Guarantee of Accounts Receivable........................................................28
         Section 5.5. Employment Agreement....................................................................29
         Section 5.6. Further Assurances......................................................................29
         Section 5.7. Employment Matters......................................................................29
         Section 5.8. Cooperation regarding SEC and other Governmental Filings................................29
         Section 5.9. Access to Records after the Closing.....................................................29

ARTICLE VI - Deliveries at Closing............................................................................30

         Section 6.1. Deliveries by the Seller and the Shareholder............................................30
         Section 6.2. Deliveries by the Parent and the Acquisition Sub........................................31

ARTICLE VII - Survival of Representations and Warranties; Indemnificaiton.....................................32

         Section 7.1. Survival of Representations and Warranties..............................................32
         Section 7.2. Indemnification.........................................................................32
         Section 7.3. Procedures for Third Party Claims.......................................................33
         Section 7.4. Procedures for Inter-Party Claims.......................................................34
         Section 7.5. Right of Set-Off........................................................................34

ARTICLE VIII - Miscelleanous..................................................................................34

         Section 8.1. Notices.................................................................................34
         Section 8.2. Expenses................................................................................35
         Section 8.3. Governing Law; Consent to Jurisdiction..................................................35
         Section 8.4. Assignment; Successors and Assigns; No Third Party Rights...............................35
         Section 8.5. Counterparts............................................................................36
         Section 8.6. Titles and Headings.....................................................................36

         Section 8.7. Entire Agreement........................................................................36
         Section 8.8. Amendment and Modification..............................................................36
         Section 8.9. Public Announcement.....................................................................36
         Section 8.10. Waiver.................................................................................36
         Section 8.11. Severability...........................................................................36
         Section 8.12. No Strict Construction.................................................................37


                                    Schedules

Schedule 1.1(i)       Real Property
Schedule 1.1(ii)      Personal Property
Schedule 1.1(iii)     Retained Assets
Schedule 3.4          Consents
Schedule 3.5          Permitted Encumbrances
Schedule 3.9          Inventory
Schedule 3.11         Certain Developments
Schedule 3.12         Authorizations
Schedule 3.13         Litigation
Schedule 3.15         Tax Matters
Schedule 3.16         Insurance
Schedule 3.17         Environmental Matters
Schedule 3.18         Employee Matters
Schedule 3.19         Employee Benefit Plans
Schedule 3.20         Proprietary Rights
Schedule 3.21         Accounts Receivable
Schedule 3.22         Contracts
Schedule 3.23         Customers and Suppliers
Schedule 3.26         Year 2000 Compliance
Schedule 3.27         Bank and Cash Accounts

                                    Exhibits

Exhibit 1.1A        Assignment and Assumption Agreement
Exhibit 1.1B        Bill of Sale
Exhibit 2.4         Allocation of Purchase Price

                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT, dated February 17, 1999 by and among Boston Towne Press, Inc., a Massachusetts corporation, with its principal executive offices located at 215 A Street, Boston, Massachusetts 02210 (the "Seller"), John R. Henesey, Jr., an individual residing at 131 Lazell Street, Hingham, Massachusetts 02043 (the "Shareholder"), Cunningham Graphics International, Inc., a New Jersey corporation with its principal executive offices located at 629 Grove Street, Jersey City, New Jersey 07310 (the "Parent") and BTP Acquisition Corp., a New Jersey corporation with its principal executive offices located at 629 Grove Street, Jersey City, New Jersey 07310 (the "Acquisition Sub").

                              W I T N E S S E T H:

     WHEREAS, prior to the date hereof, the Seller has engaged in the business of providing graphics and design communications services, printing, binding and mailing services to customers, the majority of which are located in the greater Boston metropolitan area of The Commonwealth of Massachusetts (the "Business"); and

     WHEREAS, the Shareholder is the sole shareholder of the Seller; and

     WHEREAS, the Seller and the Shareholder desire to sell and transfer to the Parent, and the Parent desires to purchase and assume from the Seller and the Shareholder, certain of the assets and liabilities relating to the Business;

     WHEREAS, the Parent has organized the Acquisition Sub, a wholly owned subsidiary of the Parent, in order to effectuate the foregoing, all as more specifically provided herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                               Certain Definitions

     Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

     "Accountants" means H.R. Margolis Company.

     "Accounts Receivable" means all accounts and notes receivable of the Seller or otherwise relating to the Business and all reserves related thereto, deposits, advances and manufacturer and supplier rebates.

     "Adjusted EBITDA" has the meaning ascribed to such term in Section 2.2.

     "Affected Property" has the meaning ascribed to such term in Section 3.17.

     "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

     "Agreement" means this Asset Purchase Agreement.

     "Assignment and Assumption Agreement" means the assignment and assumption agreement, dated as of the date hereof, between the Seller and the Acquisition Sub, a copy of which is set forth as attached Exhibit 1.1A.

     "Assumed Liabilities" means only (i) the current liabilities and obligations of the Seller (other than Excluded Liabilities) fully disclosed on the Financial Statements relating to the year ended December 31, 1998 previously provided to the Parent and the Acquisition Sub, together with such other current liabilities and obligations of the Seller (other than Excluded Liabilities) that are fully reflected on the Closing Balance Sheet in accordance with the terms of
Section 2.3 and that arise in the ordinary course of business after December 31, 1998 and prior to the date hereof, but only to the extent that such liabilities or obligations arise out of or relate to the Business; (ii) all liabilities and obligations of the Seller for the assumption and/or satisfaction, at the option of the Acquisition Sub, of the outstanding balances, as of the date hereof, of the Borrowed Money Obligations; (iii) all liabilities and obligations of the Seller as of the Closing Date with respect to accrued unused vacation and sick days and accrued unpaid wages of employees of the Seller employed on the Closing Date, to the extent that such liabilities and obligations are fully reflected on the Closing Balance Sheet and (iv) all liabilities and obligations of the Seller pursuant to the Lease, which accrue after the date hereof. Notwithstanding anything set forth above to the contrary, any and all liabilities or obligations pursuant to or arising out of the Retained Assets shall not be Assumed Liabilities hereunder.

     "Audit" has the meaning ascribed to such term in Section 2.3.

     "Auditor" has the meaning ascribed to such term in Section 2.3.

     "Audit Notice" has the meaning ascribed to such term in Section 2.3.

     "Authorizations" has the meaning ascribed to such term in Section 3.12.

     "Bill of Sale" means the general bill of sale, dated as of the date hereof, executed by the Seller, a copy of which is set forth as attached Exhibit 1.1B.

     "Borrowed Money Obligations" means, collectively, (i) those certain promissory notes from the Seller in favor of BankBoston, N.A., dated as of February 20, 1996 in the original principal amount of $350,000, dated as of December 22, 1997 in the original principal amount of $71,400, dated as of December 24, 1996 in the original principal amount of $121,000 and dated as of February 17, 1998 in the original principal amount of $239,000 and (ii) the obligations of the Seller pursuant to the note payable to US Trust due September 2001.

     "Business" has the meaning ascribed to such term in the first recital to this Agreement.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New Jersey are open for the general transaction of business.

     "Cash Portion" has the meaning ascribed to such term in Section 2.2.

     "Certificate of Amendment" has the meaning ascribed thereto in Section 5.2.

     "Closing" has the meaning ascribed to such term in Section 2.7.

     "Closing  Balance  Sheet" has the meaning  ascribed to such term in Section
2.3.

     "Closing Date" has the meaning ascribed to such term in Section 2.7.

     "Closing Financial Documents" has the meaning ascribed thereto in Section 2.3.

     "Closing Net Worth" has the meaning ascribed to such term in Section 2.3.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" has the meaning ascribed to such term in Section 5.3.

     "Contracts" has the meaning ascribed to such term in Section 3.22.

     "Damages" has the meaning ascribed to such term in Section 7.2.

     "Earn-Out" has the meaning ascribed to such term in Section 2.2.

     "Employee Benefit Plan" has the meaning ascribed to such term in Section 3.19.

     "Employees" has the meaning ascribed to such term in Section 3.18.

     "Employment  Agreement"  has the  meaning  ascribed to such term in Section
5.5.

     "Encumbrances" has the meaning ascribed to such term in Section 3.3.

                  "Environmental Laws" means any federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any Governmental Authority, (x) relating to pollution (or the cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource, or (y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect. The term Environmental Law includes, without limitation, (i) the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act (including the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste
Amendments of 1984), the Toxic Substances Control Act, the Insecticide, Fungicide and Rodenticide Act, the Occupational Safety and Health Act of 1970, Massachusetts Environmental Policy Act, Massachusetts Clean Air Act,
Massachusetts Clean Waters Act, Massachusetts Rivers Protection Act, Massachusetts Wetlands Protection Act, Massachusetts Coastal Zone Management Program Massachusetts Hazardous Waste Management Act; underground and above ground storage tank requirements, Massachusetts Oil and Hazardous Material
Release Prevention and Response Act, Massachusetts Right-to-Know Act, Massachusetts Toxics Use Reduction Act, Massachusetts Water Management Act, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning ascribed to such term in Section 3.19.

     "Excluded Liabilities" means any and all liabilities or obligations of the Seller or its Affiliates, of any kind or nature, whether or not relating to the Business or the Purchased Assets, and whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, arising out of events or transactions or facts occurring on, prior to, or after the Closing Date, other than Assumed Liabilities. Excluded Liabilities shall include, without limitation, the following:

          (i) all liabilities and obligations of any kind existing as of the Closing of a nature properly characterized under GAAP as an inter-company liability or otherwise owed or owing by the Business to the Seller, the Shareholder, any officer of the Seller or any of their respective Affiliates;

          (ii) all liabilities and obligations with respect to the Employee Benefit Plans;

          (iii) all liabilities and obligations of the Seller under any welfare plan or policy for continuing health coverage;

          (iv) all liabilities and obligations of the Seller under the WARN Act or the Massachusetts Plant Closings Law and obligations or agreements to rehire or give preferential treatment to laid-off or terminated employees;

          (v) all liabilities and obligations, whether absolute, accrued, contingent or otherwise, for (A) federal, state, county, local, foreign or other income Taxes relating to the Business for periods up to and including the date hereof and (B) any income, use or similar Taxes resulting from the transactions contemplated by this Agreement;

          (vi) any and all damages, losses, liabilities, actions, claims, costs and expenses (including, without limitation, closure costs, fines, penalties, expenses of investigation and remediation and ongoing monitoring and reasonable attorneys' fees) directly or indirectly based upon, arising out of, resulting from or relating to (i) any violation of any Environmental Law by the Seller, the Shareholder or any Person or entity acting on behalf of the Seller or the Shareholder (including, without limitation, any failure to obtain or comply with any permit, license or other operating authorization under provisions of any Environmental Law),
     (ii) any and all liabilities under any Environmental Law arising out of or otherwise in respect of any act, omission, event, condition or circumstance occurring or existing in connection with the Business or the Purchased Assets on or prior to the Closing (including, without limitation, liabilities relating to (X) removal, remediation, containment, cleanup or abatement of the presence of any Regulated Substance, whether on-site or off-site and (Y) any claim by any third party, including without limitation, tort suits for personal or bodily injury, property damage or injunctive relief;

          (vii) all liabilities and obligations, including without limitation any personal injury or property damage, product liability or strict liability, arising out of any lawsuit, action, proceeding, inquiry, claim, order or investigation by or before any Governmental Authority related to the Business arising out of events, transactions, facts, acts or omissions which occurred prior to or on the Closing Date, including, without limitation, all liabilities and obligations with respect to Laurel A. Babine v. Boston Towne Press, Inc. et.al., Docket No. 98133206;

          (viii) any liabilities or obligations of the Seller or the Shareholder under the Lease accruing prior to or on the Closing Date, whether or not yet payable;

          (ix) any liabilities or obligations of the Seller, the Shareholder or any of their respective Affiliates related to the Business or the Purchased Assets, not fully disclosed herein, in the Financial Statements or in the Closing Balance Sheet of any kind or nature, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, arising out of events, transactions, facts, acts or omissions which occurred prior to or on the date hereof; and

          (x) any liabilities or obligations of the Seller, the Shareholder or any of their respective Affiliates of any kind or nature, whether known or unknown, absolute, accrued, contingent or otherwise, arising out of events, transactions, facts, acts or omissions which occur subsequent to the Closing.

     "Facility" shall mean the facility utilized by the Seller in conducting the Business and located at 215 A Street, Boston Massachusetts 02210, all as more fully described on attached Schedule 1.1(i).

     "Financial  Statements"  has the  meaning  ascribed to such term in Section
3.10.

     "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement.

     "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

     "Hired Employees" has the meaning ascribed to such term in Section 5.7.

     "Indemnified Party" has the meaning ascribed to such term in Section 7.2.

     "Indemnifying Party" has the meaning ascribed to such term in Section 7.2.

     "Inventory" means all raw material inventories, warehouse stock, parts, inventories, material, supplies, work-in-progress and finished products, including without limitation, packaging and shipping materials, which are good and merchantable and of a quality and quantity usable and saleable in the regular and ordinary course of the Business consistent with past practices.

     "Lease" means the lease between the Seller and Boston Wharf Co., dated December 14, 1998, relating to the Facility, a true and complete copy of which was provided to the Parent and the Acquisition Sub previously.

     "Material Adverse Change" means a material adverse change in the business, financial condition, results of operations or prospects (financial and other) of the Seller.

     "Net Income" has the meaning ascribed to such term in Section 2.2.

     "Outstanding  Accounts Receivable" has the meaning ascribed to such term in
Section 5.4.

     "Person"  means  an  individual,  partnership,   corporation,  joint  stock
company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Proprietary Rights" mean all patents, patent registrations, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, copyrights, copyright registrations, copyrights applications, trade names, corporate names, technology, inventions, computer software and hardware, data and documentation (including electronic media), product drawings, trade secrets, know-how, customer lists, processes, other intellectual property and proprietary information or rights related to or used in the conduct of the Business and permits, licenses or other agreements to or from third parties regarding the foregoing.

     "Purchase Price" has the meaning ascribed to such term in Section 2.2.

     "Purchase  Price  Adjustment" has the meaning  ascribed  thereto in Section
2.3.

     "Purchased Assets" means all of the right, title and interest in and to all assets used in the conduct of the Business, of every kind and description, wherever located, whether now owned or acquired on or after the date hereof and prior to the Closing, whether tangible or intangible (including, without limitation, goodwill), personal or mixed, excluding the Retained Assets. The Purchased Assets include, without limitation, the following:

          (a) all of the Seller's cash, money on deposit or in the process of collection with banks, factors and others, certificates of deposit, commercial paper, letters of credit, stock, bonds and other investment securities;

          (b) all machinery and equipment (including spare parts) and business machines, automobiles, trucks, trailers, fork-lift trucks, and other vehicles, furniture, fixtures, supplies, capital improvements in process, tools and all other tangible personal property employed in the conduct of the Business, including without limitation those assets listed on Schedule 1.1(ii);

          (c) all Inventory;

          (d) all easements, rights of way, servitudes, leases, permits, licenses or options used or held by the Business;

          (e) all Accounts Receivable;

          (f)  all  prepaid  rentals,  deposits,   advances  and  other  prepaid
     expenses;

          (g) all right, title and interest of the Seller in mortgages, indentures, promissory notes, evidences of indebtedness, other debt, deeds of trust, loan or credit agreements or similar agreements or instruments evidencing indebtedness of customers;

          (h) all rights and claims of the Seller, whether mature, contingent or otherwise, against third parties, whether in tort, contract or otherwise, including without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors, claims for refunds, rights of off-set and credits of all kinds and all other general intangibles, excluding, however, any of the foregoing which specifically relate to any Excluded Liability;

          (i)  all  authorizations,   consents,  approvals,   licenses,  orders,
     permits, exemptions of, filings or registrations with, any Governmental Authority;

          (j) all Proprietary Rights;

          (k) all rights under any executory contract related to the Business to which the Seller or any of its Affiliates is a party, including without limitation, any license agreement, security agreement, indemnity agreement, subordination agreement, mortgage, equipment lease or other lease or sublease (whether or not capitalized) including without limitation the Lease, conditional sale or title retention agreement and any purchase order from, or contract with, any customer or supplier, including the Contracts listed on Schedule 3.22; and

          (l) all other assets used in the conduct of the Business, whether or not reflected on the books and records of the Seller, including without limitation, the Business as a going concern, its goodwill and franchises, all credit balances of or inuring to the Seller under any state unemployment compensation plan or fund, its employment contracts, restrictive covenants and obligations of present and former employees, agents, representatives, independent contractors and others, all books, records, files and papers relating to, or necessary to the conduct of, the Business, including without limitation, drawings, engineering, manufacturing and assembly information, operating and training manuals, computer programs, manuals and data, catalogs, quotations, bids, sales and promotional materials, correspondence, trade association memberships (to the extent transferable), research and development records, prototypes and models, lists of present and former customers and suppliers, customer credit information, customers' pricing information, business plans, studies and analyses, whether prepared by the Seller or a third party, relating to the Business, books of account, accounting records and personnel, employment and other records relating to the Business.

     "Regulated Substances" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

     "Retained Assets" means the assets listed on Schedule 1.1(iii).

     "SEC" means the Securities and Exchange Commission.

     "Survival Period" has the meaning ascribed to such term in Section 7.1

     "Taxes" means any of the following imposed by or payable to any Governmental Authority: any income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, or value added tax, any alternative or add-on minimum tax, any estimated tax, and any levy, impost, duty, assessment, withholding or any other governmental charge of any kind whatsoever, in each case including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Territory" has the meaning ascribed to such term in Section 5.3.

     "Third Party Claim" has the meaning ascribed to such term in Section 7.3.

     "WARN Act" means the Worker Adjustment Retraining and Notification Act of 1988, as amended.

     "Year 2000 Compliant" has meaning ascribed to such term in Section 3.26.

     Section 1.2. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

                                   ARTICLE II

             Purchase and Sale of Assets; Assumption of Liabilities;
                              Additional Covenants

     Section 2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, simultaneously with the execution hereof, the Seller shall sell, assign, transfer, convey and deliver to the Acquisition Sub all of the Seller's right, title and interest in and to the Purchased Assets and the Acquisition Sub shall purchase such Purchased Assets from the Seller.

     Section 2.2. Purchase Price. (a) The aggregate purchase price (the "Purchase Price") to be paid by the Acquisition Sub for the Purchased Assets shall be an amount equal to the sum of the following, subject to adjustment as set forth below in this Article II:

          (i) Four Million Nine Hundred Forty Seven Thousand Two Hundred Seven Dollars ($4,947,207) payable in cash (the "Cash Portion");

          (ii) subject to the provisions of Section 2.3(d) and the terms of the executed Employment Agreement, including without limitation the provisions of Section 3(e) thereof regarding the release of the obligations of the Acquisition Sub to make payment of the Earn-Out under certain circumstances, Seven Hundred Fifteen Thousand Dollars ($715,000) (the "Earn-Out") payable as follows: (A) the first installment of $600,000 shall be payable in the event that the Adjusted EBITDA of the Business for the year ended December 31, 1999 (which shall include the Adjusted EBITDA of the Seller from January 1, 1999 through the Closing Date and the Adjusted EBITDA of the Acquisition Sub relating to the Business from the Closing Date through December 31, 1999) is equal to or exceeds $1,100,000 and (B) the second installment of $115,000 shall be payable in the event that the Adjusted EBITDA of the Business for the year ended December 31, 2000 is equal to or exceeds $1,100,000; the parties hereto hereby acknowledge that
     (x) no pro rata payments shall be made on any installment of the Earn-Out and (y) if the calculation of the Adjusted EBITDA for either of the two years of the Earn-Out exceeds the targets set forth above, any such excess Adjusted EBITDA shall not be applied to the calculation of the Adjusted EBITDA target for any other year; and

          (iii) the assumption or satisfaction by the Acquisition Sub, at its option, of the Assumed Liabilities.

NOTWITHSTANDING THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER THE PARENT NOR THE ACQUISITION SUB IS ASSUMING OR SATISFYING, NOR SHALL EITHER IN ANY MANNER BECOME LIABLE FOR, ANY OTHER LIABILITIES OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER OF THE SELLER, THE SHAREHOLDER OR THEIR RESPECTIVE AFFILIATES.

     (b) The Acquisition Sub shall pay (i) the Cash Portion to the Seller at the Closing, (ii) the first and second installment of the Earn-Out, if any, to the Seller on the thirtieth (30th) day following the delivery of the audit report to the Acquisition Sub and the Seller concerning the fiscal year pursuant to which such installment relates; provided however that if the due date of such installment as calculated hereunder is not a Business Day, then the payment shall be made on the next Business Day thereafter. Notwithstanding anything set forth herein to the contrary, if any installment payment of the Earn-Out, including without limitation the calculation of the Adjusted EBITDA of the Business, is disputed pursuant to Section 2.3(d), then such payment shall be made on the later of (A) the thirtieth (30th) day following the delivery of the audit report to the Acquisition Sub concerning the fiscal year pursuant to which such installment relates or (B) the tenth (10th) Business Day following the date of the final determination of the amount of such payment under Section 2.3(d).

     (c) For purposes of this Section, "Adjusted EBITDA" shall mean, for any period, the sum (without duplication) of (i) Net Income and (ii) to the extent Net Income (as defined below) has been reduced thereby, all income Taxes paid and accrued for such period

(other than income Taxes attributable to extraordinary or non-recurring gains or losses), all interest expenses paid or accrued, amortization expenses and depreciation expenses paid or accrued for such period. For purposes of this Section, "Net Income" shall mean, for any period, the aggregate net income (or loss) for such period, determined in accordance with GAAP, consistently applied for all relevant periods, plus or minus (i) gains and losses from the sale, lease, conveyance, transfer or other disposition of any fixed assets, including the Tax effects thereof and (ii) items classified under GAAP, consistently applied for all relevant periods, as extraordinary or non-recurring gains and losses, and the related Tax effects thereof. Notwithstanding anything set forth herein to the contrary, in calculating Adjusted EBITDA, (i) actual profits generated on sales by the salespersons of the Parent or any of its subsidiaries (other than the Acquisition Sub) by or on behalf of the Acquisition Sub following the Closing only shall be included in the calculation of the Adjusted EBITDA of the Business after deducting (A) commissions paid or payable on such sales to such persons in accordance with the respective policies of the Parent or its subsidiaries (other than the Acquisition Sub), as revised from time to time, and (B) commissions paid or payable to the Parent on such sales at a rate of five percent (5%); (ii) estimated gross profit, as determined in accordance with the policies and procedures of the Parent, generated by the salespersons of the Acquisition Sub by or on behalf of the Parent or its subsidiaries (other than the Acquisition Sub) shall be included in the calculation of the Adjusted EBITDA of the Business after deducting commissions paid or payable to such persons in accordance with the respective policies of the Acquisition Sub, as revised from time to time and (iii) any expenses incident to the consummation of this Agreement and the transactions contemplated hereby incurred by the Acquisition Sub shall not be included in the calculation of Adjusted EBITDA.

     (d) The Shareholder, on the one hand, and the Acquisition Sub and the Parent, on the other, shall cooperate to maximize the Net Income of the Business during the term of the Earn-Out. During the term of the Earn-Out, neither the Parent nor the Acquisition Sub shall take any unilateral action solely designed to prevent the payment of the Earn-Out.

     Section 2.3. Purchase Price Adjustments; Resolution of Conflicts.

     (a) As soon as practicable, but in no event more than thirty (30) days after the date hereof, the Seller shall deliver to the Parent and the Acquisition Sub (i) a statement of the net worth of the Business as of the date hereof, (ii) a balance sheet of the Seller as of the date hereof and (iii) a statement of income for the period January 1, 1999 through the date hereof
(collectively, the "Closing Financial Documents"). The balance sheet of the Seller referenced in clause (ii) of the preceding sentence shall be referred to herein as the "Closing Balance Sheet". Each of the Closing Financial Documents shall be prepared by the Seller in conformity with GAAP, applied on a basis consistent with the Seller's audited financial statements. In connection with the delivery of the Closing Financial Documents, as soon as practicable, but in no event more than thirty (30) days after the date hereof, the Seller shall deliver to the Parent and the Acquisition Sub (i) a true and complete schedule of all Inventory used or held for sale in the Business as of the date hereof and
(ii) a true and complete schedule of all Accounts Receivable as of the date hereof and an aging schedule reflecting the aggregate amount of all Accounts Receivable outstanding (W) 30 days or less, (X) more than 30 days but less than or equal to 60 days, (Y) more than 60 days but less than or equal to 90 days and
(Z) more than 90 days.

     (b) The Parent and the Acquisition Sub shall have the right, in their sole discretion, to cause the Closing Financial Documents to be audited (the "Audit") by the Accountants, at the Acquisition Sub's sole expense, provided that any such audit shall be completed within forty five (45) days after the Parent and the Acquisition Sub receive the Closing Financial Statements. If, as a result of the Audit, the Parent and the Acquisition Sub reasonably believe that the Closing Financial Documents were not derived in accordance with GAAP applied on a consistent basis as were applied in the preparation of the Seller's audited Financial Statements, the Parent and the Acquisition Sub shall so notify the Seller within ten (10) Business Days after completion of the Audit (the "Audit Notice"). If an Audit Notice is received by the Seller within the time period specified above, the Parent, the Acquisition Sub and the Seller shall promptly attempt in good faith to reconcile the differences between the Closing Financial Documents and the Audit, and any such reconciliation shall be final, binding and conclusive. If the Parent, the Acquisition Sub and the Seller are unable to reconcile the differences between the Closing Financial Documents and the Audit within ten (10) Business Days after the Seller receives the Audit Notice, the Parent and the Acquisition Sub, on the one hand, and the Seller and the Shareholder, on the other, shall jointly select and engage, and shall pay one-half of the expense of, an independent auditor (other than the Accountants and the independent accountants of the Parent or the Acquisition Sub) (the "Auditor") to resolve any remaining differences between the Closing Financial Documents and the Audit and to determine the net worth of the Business as of the Closing Date. In the event that within ten (10) Business Days after the Seller receives the Audit Notice the Parent, the Acquisition Sub and the Seller cannot agree on the Auditor, then the Accountants and the Parent's independent accountants shall select the Auditor, such selection to take place no later than forty five (45) days after the Seller receives the Audit Notice. The determination of the net worth of the Business as of the Closing Date by the Auditor, which shall be completed within thirty (30) days after the selection of the Auditor, shall be final, binding and conclusive. The net worth of the Business as finally determined pursuant to this Section 2.3 shall constitute the "Closing Net Worth."

     (c) If the Closing Net Worth is less than One Million Five Hundred Ninety One Thousand Dollars ($1,591,000) (other than as the result of distributions of Two Hundred Fifty Nine Thousand Dollars ($259,000), in the aggregate, previously made during 1999 by the Seller to the Shareholder for the payment of his Federal and State Subchapter S Taxes for 1998 and the period January 1, 1999 through the Closing Date), then the Seller and the Shareholder shall pay to the Acquisition Sub an amount equal to such deficit on a dollar for dollar basis (the "Purchase Price Adjustment"). Any Purchase Price Adjustment shall be paid by the Seller and the Shareholder by certified check or checks payable to the order of the Acquisition Sub not more than five (5) Business Days following the final determination of the Closing Net Worth.

     (d) If the Seller and the Acquisition Sub are unable to agree in good faith on any amount payable pursuant to either the first or second installments of the Earn-Out within forty five (45) days following delivery to the Acquisition Sub and the Seller of the audit report concerning the fiscal year pursuant to which such installment relates, then the disputed issues shall be submitted to the Auditor for resolution. Any such resolution shall be completed within thirty (30) days of the date of submission. The decision of the Auditor shall be final and binding upon the parties hereto. The Seller and the Shareholder, on the one hand, and the Acquisition Sub and the Parent, on the other hand, each shall pay one-half of the costs and fees of the Auditor and shall cooperate with the Auditor in connection with its resolution of the disputed issues.

     Section 2.4. Allocation of the Purchase Price. The Purchase Price shall be allocated as set forth in Exhibit 2.4 hereto. The Acquisition Sub and the Seller shall use such allocation in filing their respective Internal Revenue Service Form 8594s.

     Section 2.5. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place simultaneously with the execution of this Agreement at the offices of Hinckley, Allen & Snyder, at 10:00 A.M. The time and date of the Closing is herein called the "Closing Date".

                                   ARTICLE III

        Representations and Warranties of the Seller and the Shareholder

     The Seller and the Shareholder, jointly and severally, represent and warrant to the Parent and the Acquisition Sub as follows:

     Section 3.1. Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, with full power and authority, corporate and other, to own or lease its property and assets and to carry on the Business as presently conducted. The Seller is not required to be qualified as a foreign corporation in any other jurisdiction in order to carry on the Business as presently conducted, except such jurisdictions where the failure to be so qualified would not result in a Material Adverse Change. The Business is conducted solely through the Seller, and the Seller does not own, directly or indirectly, any subsidiaries.

     Section 3.2. Authorization.

     (a) The Seller has full power and authority, corporate and other, to execute and deliver this Agreement, the Bill of Sale and the Assignment and Assumption Agreement and the other documents to be delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement, the Bill of Sale and the Assignment and Assumption Agreement and the other documents to be delivered by it pursuant to this Agreement has been or, at the time of delivery will be, duly authorized, executed and delivered by the Seller and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms.

     (b) The Shareholder has the capacity to execute and deliver this Agreement and the other documents to be delivered by him pursuant to this Agreement and to perform his obligations hereunder and thereunder. The Shareholder is not under any impairment or other disability, legal, physical, mental or otherwise, that would preclude or limit the ability of the Shareholder to perform his obligations hereunder or thereunder. This Agreement constitutes a valid and binding obligation of the Shareholder, enforceable against him in accordance with its terms.

     Section 3.3. Non-contravention. Neither the execution and delivery of this Agreement, the Bill of Sale and the Assignment and Assumption Agreement and the other documents to be delivered by it pursuant to this Agreement nor the performance by the Seller of its obligations hereunder and thereunder will (i) contravene any provision contained in the Seller's Articles of Organization or by-laws, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) except as set forth on Schedule 3.4, any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Seller is a party or by which it is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on any of the Seller's assets or properties, or
(iv) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any Assumed Liability.

     Section 3.4. No Consents. Except as set forth in Schedule 3.4, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement, the Bill of Sale and the Assignment and Assumption Agreement and the other documents to be delivered by it pursuant to this Agreement or the consummation of the transactions contemplated hereby or thereby by the Seller.

     Section 3.5. The Purchased Assets. The Purchased Assets constitute all of the rights, properties and assets (personal or mixed, tangible or intangible) which are necessary for the conduct of the Business. Except as set forth on
Schedule 3.5, no third party (including any Affiliate) owns or has any interest by lease, license or otherwise in any of the Purchased Assets. Except as set forth on Schedule 3.5, the documents of transfer to be executed and delivered by the Seller at the Closing will be sufficient to convey good and marketable title to the Purchased Assets to the Acquisition Sub, free and clear of all Encumbrances, other than Assumed Liabilities.

     Section 3.6 Personal Property. The Seller has good and marketable title to (or valid leasehold or contractual interests in) all personal property comprising the Purchased Assets, free and clear of any Encumbrances. All machinery, equipment, furniture, fixtures and other personal property used in the Business is in good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) with no defects that could interfere with the conduct of normal operations of such equipment, furniture, fixtures and other personal property and are suitable for the purposes for which they are currently being used.

     Section 3.7. Real Property. The Seller does not own any real property or real estate. The Seller has a valid leasehold interest in the Facility free and clear of all Encumbrances (other than the leasehold interest). The Seller operates the Business solely out of the Facility and has satisfied with all of its obligations under the Lease with respect to the Facility. The Seller has delivered to the Parent and the Acquisition Sub true and complete copies of any documents related to the Facility, including without limitation the Lease. To the best knowledge of the Seller, the Facility is in good condition with no structural or other defects that could materially interfere with the conduct of normal operations of the Business and is suitable for the purposes for which it is currently being used by the Seller. The Seller is not in violation of any building, zoning, health, occupational safety or other law, ordinance or regulation in respect of the Facility or its equipment or their operations.

     Section 3.8. Intentionally Omitted.

     Section 3.9. Inventory. Schedule 3.9 sets forth a true and complete listing of all Inventory used or held for sale in the Business as of January 30, 1999. Except as set forth on Schedule 3.9, all of the Seller's Inventory consists of items which are good and merchantable and of a quantity and quality usable and saleable in the regular and ordinary course of the Business consistent with past practices at prices at least equal to their value on the Seller's books. The Seller has good and marketable title to all of such Inventory, free and clear of any Encumbrances. The Seller is not under any liability or obligation with respect to the return of Inventory in the possession of its customers.

     Section 3.10. Financial Statements. The Seller has previously furnished to the Parent and the Acquisition Sub (i) a true and complete copy of the Seller's unaudited balance sheet as of November 30, 1998 and the related unaudited statement of income for the eleven month period then ended, certified by the Seller, (ii) a true and complete copy of the Seller's audited balance sheet as of December 31, 1998 and the related audited statements of income, cash flows and changes in stockholders' equity for the twelve month period then ended, certified by the Accountants and (iii) a true and complete copy of the Seller's audited balance sheet as of December 31, 1997 and the related audited statements of income, cash flows and changes in stockholders' equity for the twelve month period then ended, certified by the Accountants (collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis and present fairly the financial condition and results of operations of the Seller as of and for the periods included therein.

     Section  3.11.  Absence  of  Certain  Developments.  Except as set forth in
Schedule 3.11, since December 31, 1998, there has not been any Material Adverse Change, or any development which could reasonably be expected to result in a Material Adverse Change. Except as set forth in Schedule 3.11, since December 31, 1998, the Seller has conducted the Business in the ordinary and usual course consistent with past practices and has not (i) sold, leased, transferred or otherwise disposed of any of the assets of the Business (other than dispositions in the ordinary course of business consistent with past practices),
(ii) terminated or amended in any material respect any contract or lease to which the Seller is a party or to which it is bound or to which its properties are subject, (iii) suffered any material loss, damage or destruction whether or not covered by insurance, (iv) made any change in the accounting methods or practices it follows, whether for general financial or Tax purposes, (v) incurred any liabilities (other than in the ordinary course of business) none of which, individually or in the aggregate, are material, (vi) incurred, created or suffered to exist any Encumbrances on the Purchased Assets or created in the ordinary course of business, none of which, individually or in the aggregate, are material, (vii) increased the compensation payable or to become payable to any of the officers or employees of the Business or increased any bonus, severance, accrued vacation, insurance, pension or other Employee Benefit Plan, payment or arrangement made by the Seller for or with any such officers or employees, (viii) suffered any labor dispute, strike or other work stoppage,
(ix) made or obligated itself to make any capital expenditures in excess of $5,000 individually or in the aggregate, (x) entered into any contract or other agreement requiring the Seller to make payments in excess of $5,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices, or (xi) entered into any agreement to do any of the foregoing.

     Section 3.12. Governmental Authorizations; Licenses; Etc. The Business has been operated in compliance in all material respects with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities, including but not limited to, those related to: fire, safety, labeling of products, pricing, sales or distribution of products, antitrust, trade regulation, trade practices, sanitation, land use, employment or employment practices, energy and similar laws. The Seller has all permits, licenses, approvals, certificates and other authorizations, and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary or advisable for the operation of the Business as currently conducted by the Seller. There is no action, case or proceeding pending or, to the Seller's best knowledge, threatened by any Governmental Authority with respect to (i) any alleged violation by the Seller or its Affiliates of any law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (ii) any alleged failure by the Seller or its Affiliates to have any permit, license, approval, certification or other authorization required in connection with the operation of the Business. No notice of any violation of such laws has been received by the Seller or any Affiliate of the Seller and neither the Seller nor any such Affiliate has received any notice that the products manufactured or sold by the Business are not in compliance with, or do not meet the standards of, all applicable laws.
Schedule 3.12 sets forth a true and complete list of all permits, licenses, approvals, certificates, registrations and other authorizations relating to the Business (the "Authorizations"). Such Authorizations are in full force and effect and the Seller has received no notification of the suspension or cancellation of any thereof. The Seller has no grounds to believe that any of the Authorizations listed on Schedule 3.12 will not be transferable to the Acquisition Sub.

     Section 3.13. Litigation. Except as set forth in Schedule 3.13, there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to the Seller's best knowledge, threatened against the Seller or its Affiliates relating to the Business, the Purchased Assets, the Assumed Liabilities or any product alleged to have been manufactured or sold by the Business or seeking to enjoin the transactions contemplated hereby and, except as set forth in Schedule 3.13, there are no facts or circumstances known to the Seller that could result in a claim for damages or equitable relief which, if decided adversely, could reasonably be expected to result in a Material Adverse Change, individually or in the aggregate.

     Section 3.14. Undisclosed Liabilities. Other than those reflected in the Financial Statements, there are no liabilities of the Seller of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than liabilities incurred in the ordinary course of business and consistent with past practices since the date of the Financial Statements, and there exists no facts or circumstances (other than general economic conditions) that could reasonably be expected to result in any such liability.

     Section 3.15. Taxes.

     (a) All Tax Returns which the Seller is required to file have been filed by the Seller with the appropriate Governmental Authority; and all Taxes owed by the Seller have been paid. To the best knowledge of the Seller, the Tax Returns were correct as filed. The Financial Statements include adequate provision for Taxes accrued but not yet due and payable as of the date of the most recent balance sheet included therein. True and complete copies of the most recent Tax Returns of the Seller have been delivered to the Acquisition Sub.

     (b) The federal Tax Returns of the Seller have been audited or examined by the IRS through the date set forth in Schedule 3.15 annexed hereto. The Seller's state and local franchise and sales Tax Returns have been audited through the date set forth in Schedule 3.15 annexed hereto. No assessments or additional Taxes have been proposed or threatened against the Seller or the Purchased Assets, and Seller has not executed any waiver of the statute of limitations on the assessment or collection of any Tax liabilities. No issue has been raised in any such examination which can reasonably be expected to result in a deficiency in any years not covered by that examination. Adjustments, if any, to all such returns have been agreed upon and paid by the Seller or are being contested as indicated on such Schedule 3.15.

     (c)  To  the  best   knowledge   of  the  Seller,   there  are  no  pending
investigations of the Seller or its Tax Returns by any Governmental Authority.

     (d) There are no Tax liens on any of the Purchased Assets.

     (e) There are no elections which the Seller has made with respect to the income Tax treatment of any items which cannot be revoked without the consent of the applicable Governmental Authority.

     (f) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (g) The Seller is not a party to any Tax allocation or Tax sharing agreement. The Seller has never been a member of an affiliated group filing a consolidated federal income Tax Return. The Seller has no liability for any Taxes of any Person under Treas. Reg. ss.1.1502-6 or any comparable provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

     (h) The Seller has not filed, nor has it participated in the filing of, with respect to any item, any disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to foreign, state or local Tax statutes.

     (i) None of the Assumed Liabilities is an obligation to make a payment that will be nondeductible under Section 280G of the Code.

     Section 3.16. Insurance. Schedule 3.16 sets forth a true and correct list of all insurance policies or binders maintained by the Seller on the date hereof relating to the Business or the Purchased Assets showing, as to each policy or binder, the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles or retention levels and a general description of the type of coverage provided. Such policies and binders are, and at all times prior to the Closing will be, in full force and effect. At all times prior to the Closing Date, the Seller has maintained appropriate and adequate insurance policies covering the Purchased Assets and all aspects of the Business.

     Section 3.17.  Environmental Matters. Except as set forth on Schedule 3.17,
(i) the Business is being and has been conducted in compliance with all Environmental Laws, (ii) the Business has, and at all times has had, all permits, licenses and other approvals and authorizations required under applicable Environmental Laws for the operation of the Business, (iii) the Seller has not received any notice from any Governmental Authority that the Seller or any of its Affiliates may be a potentially responsible party in connection with any waste disposal site or facility used, directly or indirectly, by or otherwise related to the Business, (iv) no reports have been filed, or have been required to be filed, by the Seller concerning the release of any Regulated Substance or the violation of any Environmental Law on or at the properties used in the Business, including without limitation soil, groundwater or surface water on or adjacent to the properties and buildings thereon (collectively, the "Affected Property"), (v) the Seller has not disposed of, transferred, released or transported any Regulated Substance from the Affected Property, other than as permitted under applicable Environmental Law pursuant to appropriate regulations, permits or authorizations, (vi) there have been no environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of the Seller or any Affiliate of the Seller relating to the Business, true and complete copies of which have not been delivered to the Parent prior to the date hereof, (vii) the Seller does not utilize any underground storage tanks on, in or under any Affected Property and, to the best knowledge of the Seller, no underground storage tanks have been closed or removed from any Affected Property, (viii) the Seller has not presently incurred any liabilities (fixed or contingent) relating to any suit, settlement, judgment or claim asserted or arising under any Environmental Law and (ix) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, to the best of Seller's knowledge, investigations or other proceedings pending or, to the best of Seller's knowledge, threatened against the Business or the Seller or any Affiliate of the Seller with respect to the Business or the Purchased Assets relating to any violations, or alleged violations, of any Environmental Law, and neither the Business nor the Seller or any Affiliate of the Seller have received any notices, demand letters or requests for information, arising out of, in connection with, or resulting from, a violation, or alleged violation, of any Environmental Law, and neither the Business nor the Seller or any Affiliate of the Seller have been notified by any Governmental Authority or any other Person that the Business or the Purchased Assets have, or may have, any liability pursuant to any Environmental Law. The sale of the Business to the Acquisition Sub, and the other transactions contemplated hereby, do not require any filing or registration with, notice to, or approval or consent by any Governmental Authority under any Environmental law, except as disclosed in Schedule 3.4.

     Section 3.18. Employee Matters.

     (a) As of the date of this Agreement, Schedule 3.18 contains an accurate and complete list of (i) all of the employees of the Business (the "Employees"), including each such Employees' area of employment, salary or hourly rate and annual bonuses, (ii) any employment contract or special arrangement with any Employee and (iii) all personnel policies, manuals, employee handbooks, summary plan descriptions and similar materials pertaining to the Business. Except as set forth on Schedule 3.18, there are no other material forms of compensation paid to any Employee. The Seller has delivered to the Acquisition Sub all documents referred to in clauses (ii) and (iii) of the preceding sentence.

     (b) Except as specifically described in Schedule 3.18, all Employees are actively at work (or on vacation) and no Employee is currently on a leave of absence, layoff, suspension, long-term sick leave, workers compensation, short or long term disability, family leave, military leave, or otherwise not actively performing his or her work during all normally scheduled business hours (other than vacation).

     (c) The Seller has not entered into any collective bargaining agreements with respect to any of the Employees, (ii) there are no written personnel policies applicable to any of the Employees generally, other than employee manuals, true and complete copies of which have previously been provided to the Acquisition Sub, (iii) there is no labor strike, dispute, slowdown or work stoppage or lockout pending or, to the Seller's best knowledge, threatened against or affecting the Business and during the past three years there has been no such action, (iv) no union organization campaign, to the best knowledge of the Seller, is in progress with respect to any of the employees, and no question concerning representation exists respecting any of the Employees, (v) there is no unfair labor practice, charge or complaint pending or, to the Seller's best knowledge, threatened against the Seller arising out of the conduct of the Business, and (vi) the Seller has not entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its employees, including the Employees, at any time, for any lawful or no reason, without penalty or liability.

     Section 3.19. Employee Benefit Plans.

     (a) Schedule 3.19 contains a list of all "employee benefit plans" (as defined in Section 3(3) of ERISA) and any other written or oral plan, contract, or other arrangement of benefit or advantage, including all bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans, maintained, sponsored or contributed to, by the Seller or any of its affiliates for the benefit of any officer or employee of the Business (each of the foregoing being herein called an "Employee Benefit Plan"). The Seller has delivered to the Acquisition Sub true, complete and correct copies of
(i) each Employee Benefit Plan (or, in the case of any unwritten Employee Benefit Plan, a written description thereof), and any amendments thereto, (ii) the three most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service with respect to each Employee Benefit Plan (if any such report was required), (iii) the current summary plan description for each Employee Benefit Plan for which such a summary plan description is required, and (iv) each trust agreement, group annuity contract or other funding and financing arrangement relating to any Employee Benefit Plan. No Employee Benefit Plan has terms requiring assumption by the Acquisition Sub or its affiliates.

     (b) No changes in any Employee Benefit Plan applicable to any Employee of the Seller, and no new Employee Benefit Plan or Plans with respect to such Employees are contemplated or have been communicated to any Employee as being contemplated.

     (c) There are no actions or claims existing or pending (other than routine claims for benefits) or threatened with respect to any Employee Benefit Plan that could have an effect on this transaction, and neither Seller nor any other ERISA Affiliate has been notified of any audit or investigation of an Employee Benefit Plan by any governmental entity that could effect this transaction, result in liability to the Buyer or result in the imposition of a lien or other claim against any of the assets of the Business. For purposes of this Agreement, "ERISA Affiliate" means any entity trade or business that would be treated as under common control with the Seller or as a member of a controlled group including the Seller within the meaning of Section 414 of the Code or Section 4001 of ERISA.

     (d) There are no multi-employer plans (as defined in ERISA Section 4001(a)(3)) to which the Seller or any ERISA Affiliate is or has been required to make a contribution or other payment.

     (e) The Seller has paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed could result in the imposition of a lien or any other claim against any of the assets of the Business.

     (f) The Seller is in compliance with the Immigration Reform and Control Act of 1986, as amended, and have ready for transfer as part of the assets of the Business any and all Employment Eligibility Verification Forms (I- 9) for Employees hired by Seller since November 6, 1986, employed in the Business on or after June 1, 1987, and hired by the Acquisition Sub at or after the Closing.

     (g) Except as described on Schedule 3.19, or as otherwise provided in this Agreement, with respect to any Employee who is hired by the Acquisition Sub immediately after the Closing (regardless of whether such employment is thereafter continued), the sale of assets contemplated by the Agreement in and of itself will not: (i) entitle any Employee to severance pay, unemployment compensation or similar payment from the Acquisition Sub; (ii) increase the amount of compensation payable by the Acquisition Sub to any Employee; or (iii) entitle any Employee to an "excess parachute payment" within the meaning of
Section 280G of the Code.

     (h) There has not been in respect of the Business any plant closing or mass layoff of employees as those terms are defined in the WARN Act, the Massachusetts Plant Closings Law or any similar state or local law or regulation within the one hundred twenty (120) days prior to the execution of this Agreement, and Seller, within the ninety (90) day period prior to the Closing, has not laid off or terminated more than ten (10) employees at any location subject to this Agreement.

     Section 3.20. Proprietary Rights.

     (a) All of the Seller's Proprietary Rights are listed in Schedule 3.20. Except as disclosed therein, the Seller owns and possesses all right, title and interest in, and upon consummation of the transactions contemplated hereby, the Acquisition Sub will own all right, title and interest in, the Proprietary Rights. The Seller has taken all necessary or desirable action to protect the Proprietary Rights and the transactions contemplated by this Agreement will have no material adverse effect on the Seller's right, title and interest in the Proprietary Rights.

     (b) No claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right has been made, is currently pending or, to the Seller's best knowledge, is threatened. The Seller has not received any notice of, nor is it aware of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. The Seller has not infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as presently conducted.

     Section 3.21. Accounts Receivable. Schedule 3.21 sets forth a true and complete listing of all Accounts Receivable as of December 31, 1998 and an aging schedule reflecting the aggregate amount of all Accounts Receivable outstanding
(i) 30 days or less,  (ii)  more than 30 days but less than or equal to 60 days,
(iii) more than 60 days but less than or equal to 90 days, and (iv) more than 90 days. All of the Accounts Receivable have arisen in the ordinary and regular course of business, represent bona fide transactions with third parties and, to the best knowledge of the Seller, are not subject to any counterclaims or offsets (except for those for which adequate reserves have been established in accordance with GAAP), have been billed and are collectible within 90 days of the date created.

     Section 3.22. Contracts. (a) Schedule 3.22 describes all contracts (except for usual and ordinary purchase orders executed in the normal course of business), agreements, leases, commitments, instruments, plans, permits or licenses, whether written or oral, with respect to the Business to which the Seller is a party or is otherwise bound, of the type described below (the "Contracts"):

          (i) all agreements or commitments for the sale by the Business of products or services, or the purchase by the Business of raw materials, products or services, other than those that are for amounts not to exceed $3,000;

          (ii) all agreements or commitments for the purchase by the Business of machinery, equipment or other personal property other than those that are for amounts not to exceed $3,000;

          (iii) all capitalized leases, pledges, conditional sale or title retention agreements;

          (iv) all employment agreements and commitments and all consulting or severance agreements or arrangements;

          (v) all agreements relating to the consignment or lease of personal property (whether the Seller is lessee, sublessee, lessor or sublessor), other than such agreements that provide for annual payments of less than $1,000;

          (vi) all license, royalty or other agreements relating to the Proprietary Rights;

          (vii) all agreements prohibiting the Seller from freely engaging in the Business in any geographic area;

          (viii) all agreements to provide rebates to customers of the Business; and

          (ix) any  agreement  other than those  covered by clauses  (i) through
     (viii) above relating to the Business and involving payment or receipt of more than $2,500 in the aggregate and all agreements which otherwise materially affect the Business.

     (b) Except as disclosed in Schedule 3.22, all of the Contracts which are intended to be assigned to the Acquisition Sub hereunder are fully assignable to the Acquisition Sub by the Seller without the consent of any third party. All consents of third parties required for the assignment of such Contracts to the Acquisition Sub have been obtained, or will have been obtained prior to or on the Closing Date. To the Seller's best knowledge, none of the other parties to any such Contracts intends to terminate or materially alter the provisions of such Contracts either as a result of transactions contemplated hereby or otherwise, except as disclosed in Schedule 3.22.

     (c) Except as disclosed in Schedule 3.22, the Seller is not in, nor has the Seller given or received notice of, any default or claimed, purported or alleged default, or facts that, with notice or lapse of time, or both, would constitute a default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of the Contracts.

     (d) True and complete copies of all written Contracts, including any amendments thereto, have been delivered to the Parent and the Acquisition Sub and such documents constitute the legal, valid and binding obligation of the Seller and, to the Seller's best knowledge, each other party intended to be obligated thereunder.

     Section 3.23  Customers and  Suppliers.  Schedule 3.23 sets forth a list of
(a) the fifteen (15) largest customers of the Seller in terms of gross sales during the preceding twelve month period and (b) the ten (10) largest suppliers of the Seller in terms of purchases during the preceding twelve month period. Except as set forth on Schedule 3.23, (a) no customer has notified or otherwise indicated to the Seller or the Shareholder that it will stop, or decrease the rate of, its purchases of materials, products or services from the Seller, and no customer has, during 1998, ceased or decreased its purchases of any such materials, products or services from the Seller, expect where the cessation or decrease would not result in a Material Adverse Change to the Business; and (b) no supplier of the Business has notified or otherwise indicated to the Seller or the Shareholder that it will stop, or decrease the rate of, or, other than publicly announced generally applicable price increases, materially increase the cost of, its supply of materials, products or services used by the Business, and no supplier has, during 1998, ceased, decreased the rate of or raised the cost of, any such materials, products or services, expect where such action would not result in a Material Adverse Change to the Business. The Seller is not a party to any contract or commitment to purchase products from any supplier, other than contracts or commitments that are terminable by Seller in its sole discretion, without cost or penalty, on or prior to July 1, 1999. Schedule 3.23 also sets forth a true and complete list of (i) all rebates to be provided by the Seller to its customers, including the material terms thereof and (ii) all rebates to be received from suppliers of the Seller, including the material terms thereof.

     Section 3.24. Ability to Conduct Business. The consummation of the transactions contemplated hereby will enable the Acquisition Sub to conduct the Business substantially as it is currently being conducted.

     Section 3.25. Books and Records. The books and records of the Seller, including financial records and books of account, are complete and accurate and have been maintained in accordance with GAAP, to the extent applicable, and sound business practices.

     Section 3.26. Year 2000. Except as set forth on Schedule 3.26, to the extent that any functionality of any computer system or software used by the Seller is dependent upon or interdependent with the use or specification of any calendar date, the Seller has used commercially reasonable efforts (including without limitation seeking written confirmations from all material customers of and vendors to the Seller that such customers' and vendors' computer systems are "Year 2000 Compliant") in implementing, and has implemented, a plan pursuant to which any such computer system shall be "Year 2000 Complaint". For purposes of this Section, the term "Year 2000 Compliant" means that neither the performance nor the functionality of such computer systems or software shall be materially affected by dates in, into and between th

20th and 21st centuries. To be deemed "Year 2000 Compliant", such computer systems shall conform in all material respects to the following basic requirements: (i) no value for a current date shall cause any interruption in the operations of the Seller (or of the Seller's vendors or customers) in which computer systems or software are used; and (ii) any date-based functions shall operate and perform in a consistent manner for dates in, into and between the 20th and 21st centuries and such computer systems and software shall calculate, manipulate and represent dates correctly, although no such computer systems shall use particular date values for special meanings.

     Section 3.27. Cash Accounts. Schedule 3.27 is a true and complete list of all bank accounts of the Seller or utilized in connection with the Business, including the respective balances thereof as of the date of this Agreement.

     Section 3.28. Brokers. No Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Seller or the Shareholder in connection with this Agreement or any of the transactions contemplated hereby.

     Section 3.29. Full Disclosure. No representation or warranty made by the Seller in this Agreement, any Schedule, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of the Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance that the Seller has not disclosed to the Parent and the Acquisition Sub in writing that the Seller presently believes has resulted in a Material Adverse Change or could reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement, the instruments of transfer or the other documents to be delivered by the Seller pursuant to this Agreement.

     Section 3.30. Absence of Questionable Payments. Neither the Seller nor any Affiliate, director, officer, employee, agent, representative or other Person acting on behalf of the Seller has: (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activities to government officials or others, or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

                                   ARTICLE IV

      Representations and Warranties of the Parent and the Acquisition Sub

     The Parent and the Acquisition Sub, jointly and severally, represent and warrant to the Seller and the Shareholder as follows:

     Section 4.1. Organization.

     (a) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full power and authority, corporate and other, to own or lease its property and assets and to carry on its business as presently conducted.

     (b) The Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full power and authority, corporate and other, to own or lease its property and assets and to carry on its business as presently conducted.

     Section 4.2. Authorization.

     (a) The Parent has full power and authority, corporate and other, to execute and deliver this Agreement and the other documents to be delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and the other documents to be delivered by it pursuant to this Agreement has been or, at the time of delivery will be, duly authorized, executed and delivered by the Parent and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms.

     (b) The Acquisition Sub has full power and authority, corporate and other, to execute and deliver this Agreement, the Assignment and Assumption Agreement and the other documents to be delivered by it pursuant to this Agreement and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement, the Assignment and Assumption Agreement and the other documents to be delivered by it pursuant to this Agreement has been or, at the time of delivery will be, duly authorized, executed and delivered by the Acquisition Sub and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Acquisition Sub, enforceable against the Acquisition Sub in accordance with its terms.

     Section 4.3. Non-contravention. Neither the Parent nor the Acquisition Sub is subject to any provision of its respective Certificate of Incorporation or by-laws or any agreement, instrument, law, rule, regulation, order, decree or judgment of any Governmental Authority or other restriction that would prevent the consummation of the transactions contemplated by this Agreement, the instruments of transfer or the other documents to be delivered by the Parent or the Acquisition Sub pursuant hereto.

     Section 4.4. No Consents. Except for any consents required in connection with the Acquisition Sub's assumption of the Assumed Liabilities, including, without limitation, the assumption of the Lease by the Acquisition Sub, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person, including without limitation the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is necessary for the execution, delivery or performance of this Agreement, the Assignment and Assumption Agreement or the other documents to be delivered by the Parent or the Acquisition Sub pursuant hereto or the consummation of the transactions contemplated hereby and thereby by the Parent or the Acquisition Sub.

     Section 4.5. Brokers. With the exception of Compass Capital Partners, Ltd., no Person is or will entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Parent or the Acquisition Sub in connection with this Agreement or any of the transactions contemplated hereby. The fees and expenses of Compass Capital Partners, Ltd. are the sole responsibility of, and shall be paid by, the Parent and the Acquisition Sub.

                                    ARTICLE V

                            Covenants and Agreements

     Section 5.1. Transfer and Property Taxes.

     (a) Except for transfer and sales Taxes, the Seller shall pay all Taxes arising out of or resulting from the purchase of the Purchased Assets and the assumption or satisfaction of the Assumed Liabilities. The Seller shall prepare and timely file the required Tax Returns with respect to such Taxes and shall promptly provide the Parent with evidence of the payment of such Taxes.

     (b) The Seller shall (i) prepare and timely file all Tax Returns with respect to the Purchased Assets and the operation of the Business for all periods ending prior to or on the Closing Date, (ii) prepare and timely file all Tax Returns reporting the income of the Seller arising on the Closing Date from the sale to the Acquisition Sub of the Purchased Assets and the assumption or satisfaction by the Acquisition Sub of the Assumed Liabilities and (iii) pay all Taxes attributable to the Purchased Assets or the operation of the Business due with respect to the Tax Returns referred to in (i) and (ii) above. The Acquisition Sub shall prepare and file all Tax Returns with respect to the ownership of the Purchased Assets and the operation of the Business for all periods beginning after the Closing and shall be liable for and pay all Taxes due in respect of such Tax Returns.

     (c) All personal property, motor vehicle (including road use) and ad valorem taxes, water charges and sewer rents, if any, vault charges, if any, and all other Taxes, charges or assessments levied or imposed upon the Purchased Assets by any Governmental Authority, for the taxable year beginning before and ending on or after the Closing Date shall be apportioned and pro rated on a per diem basis between the Acquisition Sub and the Seller as of 11:59 p.m. on the day before the Closing Date. The Seller shall be responsible for the payment of all ad valorem Taxes and any other Taxes and assessments against the Purchased Assets for all taxable periods ending prior to the Closing Date. The Acquisition Sub shall be responsible for the payment of all ad valorem Taxes and any other Taxes and assessments against the Purchased Assets for all periods beginning on or after the Closing Date. If the Closing Date shall occur before the Tax rate for the year of Closing is fixed by the appropriate Governmental Authority, the apportionment of any such Taxes shall be upon the basis of the Tax rate for the preceding year applied to the latest assessed valuation and shall be readjusted promptly after such Tax rates are known. The Tax proration amount due from the Seller at the Closing shall be paid by the Seller to the Acquisition Sub at the Closing. Such obligation to readjust shall survive the Closing.

     (d) The Seller or the Shareholder shall conduct the defense of any Tax audits or Tax claims against the Seller with respect to any Tax period of the Seller ending on or before the Closing Date. The Seller and the Shareholder, jointly and severally, shall indemnify and defend the Acquisition Sub and the Parent against any loss, including without limitation any loss resulting from a Tax adjustment having an adverse impact on the Tax liabilities of the Acquisition Sub, the Parent or any of their Affiliates for any period ending after the Closing Date, which they may sustain as a result of any such audit or claim. The Shareholder shall notify the Acquisition Sub of any Tax adjustment proposed by any Governmental Authority which the Shareholder is prepared to accept.

     Section 5.2. Change of Name. Promptly after the Closing, the Seller shall change its name to a new name bearing no resemblance to its present name and not containing the words "Boston Towne Press, Inc." or any combination or variation thereof or name similar thereto. After the Closing, the Seller shall not use any such names or any name similar thereto or which is reasonably believed by the Parent or the Acquisition Sub to be confused with any such names or the Business. At the Closing, the Seller shall deliver to the Parent and the Acquisition Sub a duly adopted and executed Certificate of Amendment to the Seller's Articles of Organization effectuating such name change, in form and substance satisfactory to the Parent and the Acquisition Sub (the "Certificate of Amendment"), and the Seller hereby appoints the Parent and the Acquisition Sub as its agents to effect the filing of the Certificate of Amendment with the appropriate Governmental Authorities at the Seller's sole cost and expense. From and after the Closing, the Seller consents to the use by the Parent or the Acquisition Sub of the corporate name and any assumed names, fictitious names, trade names or other similar names of the Seller, each of which is and shall be included in the Purchased Assets.

     Section 5.3. Non-Competition and Confidentiality Agreement.

     (a) For a period of three years (or, with respect to the Shareholder, such other period of time as may be indicated in the Employment Agreement) after the Closing Date, each of the Seller, the Shareholder and their respective Affiliates will not (i) directly or indirectly, anywhere within a fifty (50) mile radius of Boston (the "Territory") engage in the printing, binding or mailing business for Persons providing financial services; (ii) directly or indirectly, call upon any Person (x) which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Parent or the Acquisition Sub (including the subsidiaries of either thereof) or (y) which was a customer of the Seller in the 18 month period preceding the Closing, for the purpose of soliciting or selling products or services in direct competition with the Parent or the Acquisition Sub anywhere in the Territory; (iii) directly or indirectly, employ, engage, contract for or solicit the services in any capacity of any Person (other than the Shareholder) who is employed by the Seller in the operation of the Business on the date hereof, unless the employment of such Person is terminated by the Parent, the Acquisition Sub or such employee at least six months prior to any solicitation of employment or employment; or (iv) use for its own benefit or divulge or convey to any third party, any Confidential Information (as hereinafter defined) relating to the Business. For purposes of this Agreement, "Confidential Information" consists of all information, knowledge or data relating to the Business including, without limitation, customer and supplier lists, formulae, trade know-how, processes, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Business not in the public domain or otherwise publicly available. Information which enters the public domain or is publicly available loses its confidential status hereunder so long as neither the Seller, the Shareholder nor any of their respective Affiliates directly or indirectly cause such information to enter the public domain.

     (b) The Seller and the Shareholder acknowledge that the restrictions contained in this Section 5.3 are reasonable and necessary to protect the legitimate interests of the Parent and the Acquisition Sub and that any breach by the Seller of any provision hereof will result in irreparable injury to the Parent and the Acquisition Sub. The Seller acknowledges that, in addition to all remedies available at law, the Parent and the Acquisition Sub shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. Neither the Parent nor the Acquisition Sub shall be required to post any bond or other security in connection with any proceeding to enforce this Section 5.3.

     (c) Without  limiting the generality of Section 8.4, the provisions of this
Section 5.3 shall inure to the benefit of any subsequent transferee of the Business or any substantial portion thereof, whether or not this Agreement is assigned to such transferee. In the event that the Seller, the Shareholder or any of their respective Affiliates (i) dissolves, liquidates or winds up the affairs of the Seller, (ii) sells the capital stock of the Seller, (iii) merges, consolidates or otherwise combines the Seller with any other entity, or (iv) otherwise leases, transfers, sells or disposes of all or any substantial portion of the remaining assets of the Seller, whether in one transaction or a series of related transactions, then as a condition to such transaction or transactions, the Seller, the Shareholder or the Affiliate party to such transaction, as the case may be, shall procure from any successor to the Seller or any purchaser or other transferee of all or any substantial portion of its remaining assets, as the case may be, a written agreement (which written agreement shall expressly make the Parent and the Acquisition Sub and their respective successors and assigns third-party beneficiaries thereof) to comply with the provisions of this
Section 5.8, including this paragraph, as if such successor, purchaser or other transferee were a party hereto.

     Section 5.4. Guarantee of Accounts Receivable. The Seller and the Shareholder guarantee payment of any Accounts Receivable existing on and as of the date hereof, that remains outstanding for more than 180 days after it is due and payable; provided, however, that such guarantee shall not be applicable to the first Fifty Thousand Dollars ($50,000) in the aggregate in uncollectible Accounts Receivable transferred to the Acquisition Sub pursuant hereto. The aggregate outstanding Accounts Receivable less the initial $50,000 in Accounts Receivable covered by the Acquisition Sub shall be referred to herein as the "Outstanding

Accounts Receivable." The Seller and the Shareholder shall remit to the Acquisition Sub the aggregate amount of any Outstanding Accounts Receivable or a written objection thereto within ten days of receipt of the written notice of the Acquisition Sub indicating the aggregate amount of Outstanding Accounts Receivable. If, upon receipt of a written objection from the Seller regarding the payment of any Outstanding Accounts Receivable, the Acquisition Sub and the Seller are unable to agree in good faith on the resolution of the disputed issues, then such issues shall be submitted to the Auditor for resolution, which resolution shall be completed within ten (10) days of the date of submission. The decision of the Auditor shall be final and binding upon the parties hereto. The Seller and the Shareholder, on the one hand, and the Acquisition Sub and the Parent, on the other hand, each shall pay one-half of the costs and fees of the Auditor and shall cooperate with the Auditor in connection with its resolution of the disputed issues. The Acquisition Sub shall assign to the Seller and the Shareholder any Outstanding Accounts Receivable paid by the Seller and the Shareholder to the Acquisition Sub; provided however that the Acquisition Sub and the Seller and the Shareholder shall cooperate with respect to the collection of any Outstanding Accounts Receivable so assigned.

     Section 5.5. Employment Agreement. Simultaneously with the execution of this Agreement, the Shareholder shall enter an employment agreement with the Acquisition Sub to serve as the Senior Vice President - General Manager of the Acquisition Sub at an annual base salary of One Hundred Ten Thousand Dollars ($110,000) (the "Employment Agreement").

     Section 5.6. Further Assurances. In the event that at any time after Closing any further action is necessary to carry out the purposes of this Agreement, the Seller, the Shareholder, the Parent or the Acquisition Sub, as the case may be, shall take all such action without any further consideration therefor.

     Section 5.7. Employment Matters.

     (a) The Acquisition Sub shall offer employment on at "at will" basis to the Employees listed on Schedule 3.18. Each such Employee who accepts such offer of employment is hereinafter referred to as a "Hired Employee". Notwithstanding anything contained in this Agreement to the contrary, neither the Acquisition Sub nor the Parent shall have any obligation to retain the employment of any Hired Employee for any specified period following the Closing Date (other than the obligation of the Acquisition Sub to the Shareholder pursuant to the Employment Agreement).

     (b) The Seller hereby releases all Hired Employees from any employment, non-compete and/or confidentiality agreement previously entered into between the Seller and such Hired Employees to the extent necessary to allow such Hired Employees to serve the Acquisition Sub.

     (c) Effective as of the Closing Date, the Employees shall cease to actively participate in the Boston Towne Press 401(k) Profit Sharing Plan (the "401K Plan") and the Seller shall cause all accounts under the 401K Plan to be fully vested. The Seller shall take such actions as are appropriate to terminate the 401K Plan and distribute benefits thereunder as soon as administratively practicable following the Closing Date.

     Section 5.8. Cooperation regarding SEC and other Governmental Filings. The Seller and the Shareholder shall furnish the Parent and Acquisition Sub, upon request, with all information concerning the Seller reasonably required for inclusion in any report, filing or application made by the Parent or the Acquisition Sub (as the case may be) with the SEC or any other governmental or regulatory body in connection with the transactions contemplated by the this Agreement.

     Section 5.9. Access to Records after the Closing. After the Closing, upon request, the Seller and its representatives shall be permitted reasonable access, during normal business hours, to and to make inspection of the books and records of the Seller transferred to the Acquisition Sub hereunder for a period of five (5) years and to make copies thereof as is reasonably necessary to allow the Seller to obtain information in the Acquisition Sub's possession (but excluding attorney work product or other privileged communications). The Seller shall pay the Purchaser's out-of-pocket costs and expenses in connection with satisfying such requests.

                                   ARTICLE VI

                              Deliveries at Closing

     Section 6.1 Deliveries by the Seller and the Shareholder. Simultaneously with the execution hereof, the Seller and the Shareholder shall have delivered to the Parent and the Acquisition Sub all instruments of assignment, transfer and conveyance identified herein and such other closing documents as shall be requested by the Parent and the Acquisition Sub in form and substance acceptable to the their counsel, including the following:

          (a) such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for the Parent and the Acquisition Sub (including without limitation the Bill of Sale and the Assignment and Assumption Agreement) as are required in order to transfer to the Acquisition Sub good and marketable title to the Purchased Assets, free and clear of all Encumbrances except as provided herein;

          (b) a certificate of the Clerk of the Seller, dated the date hereof, as to the incumbency of any officer of the Seller executing this Agreement, the instruments of transfer, or the other document to be delivered pursuant to this Agreement or any document related thereto and covering such other matters as the Parent and the Acquisition Sub may reasonably request;

          (c) a certified copy of (i) the Articles of Organization and by-laws of the Seller and all of the respective amendments thereto and (ii) the joint resolutions of the Seller's Board of Directors and the Shareholder authorizing the execution, delivery and consummation of this Agreement, the Bill of Sale, the Assignment and Assumption Agreement and the other documents to be delivered pursuant to this Agreement and the transactions contemplated hereby and thereby;

          (d) a copy of the Employment Agreement, dated the date hereof, duly executed by the Shareholder;

          (e) a copy of the Certificate of Amendment, duly executed by the Seller;

          (f) copies of the Estoppel Certificate and the Assignment of Lease and Landlord's Consent relating to the transfer of the Lease from the Seller to the Acquisition Sub, dated the date hereof and which shall be duly executed by the landlord of the Facility indicated on the Lease;

          (g) evidence that a certificate of tax lien waiver issued by the Massachusetts Department of Revenue under Massachusetts General Laws, ch. 62C, sections 51 and 52 with respect to the sale contemplated by this Agreement has been ordered by the Seller;

          (h) an opinion of Hinckley, Allen & Snyder, dated the date hereof, counsel to the Seller and the Shareholder; and

          (i) such other documents or instruments as the Parent and the Acquisition Sub reasonably requests to effect the transactions contemplated hereby.

     Section 6.2. Deliveries by the Parent and the Acquisition Sub. Simultaneously with the execution of the Agreement, the Parent and the Acquisition Sub shall deliver to the Seller such closing documents as shall be reasonably requested by the Seller in form and substance reasonably acceptable to the Seller's counsel, including the following:

          (a)  the  Assignment  and   Assumption   Agreement   executed  by  the
     Acquisition Sub and dated the date hereof;

          (b) a certificate of the Secretary or Assistant Secretary of the Parent, dated the date hereof, as to the incumbency of any officer of the Parent executing this Agreement, any other document to be delivered by the Parent pursuant to this Agreement or any document related thereto and covering such other matters as the Seller may reasonably request;

          (c) a certificate of the Secretary or Assistant Secretary of the Acquisition Sub, dated the date hereof, as to the incumbency of any officer of the Acquisition Sub executing this Agreement, the Assignment and Assumption Agreement, any other document to be delivered by the Acquisition Sub pursuant to this Agreement or any document related thereto and covering such other matters as the Seller may reasonably request;

          (d) a certified copy of (i) the Certificate of Incorporation and by-laws of the Parent and all of the respective amendments thereto and (ii) the resolutions of the Parent's Board of Directors authorizing the execution, delivery and consummation of this Agreement, any other document to be delivered by the Parent pursuant to this Agreement and the transactions contemplated hereby and thereby;

          (e) a certified copy of (i) the Certificate of Incorporation and by-laws of the Acquisition Sub and all of the respective amendments thereto and (ii) the resolutions of the Acquisition Sub's Board of Directors authorizing the execution, delivery and consummation of this Agreement, the Assignment and Assumption Agreement, any other document to be delivered by the Acquisition Sub pursuant to this Agreement and the transactions contemplated hereby and thereby;

          (f) the Cash Portion of the Purchase Price by a wire transfer as specified by the Seller prior to the date hereof;

          (g) a copy of the Employment Agreement, dated the date hereof, duly executed by the Acquisition Sub;

          (h) an opinion of Lowenstein Sandler PC, dated the date hereof, counsel to the Parent and the Acquisition Sub; and

          (i) such other documents or instruments as the Seller reasonably requests to effect the transactions contemplated hereby.

                                   ARTICLE VII

           Survival of Representations and Warranties; Indemnification

     Section 7.1. Survival of Representations and Warranties. Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Closing for thirty (30) months from the Closing Date for the benefit of the parties hereto and their successors and assigns. The representations and warranties provided for in Sections 3.13, 3.15, 3.17 and
3.19 shall survive the Closing and remain in full force and effect for a period of six (6) years from the Closing Date. The survival period of each representation or warranty as provided in this Section 7.1 is hereinafter referred to as the "Survival Period."

     Section 7.2. Indemnification. (a) The Seller and the Shareholder, jointly and severally, shall indemnify and hold harmless the Parent, the Acquisition Sub, and their respective Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, counsel's fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with
(i) any material inaccuracy in any representation or the breach of any warranty made by the Seller or the Shareholder in this Agreement for the applicable Survival Period (disregarding, for this purpose, any materiality limitation contained therein), (ii) the breach by the Seller or the Shareholder of any of the respective covenants or agreements to be performed by them hereunder for four years from the Closing Date, (iii) any Retained Asset and (iv) any Excluded Liability. Except as specifically provided herein and in Section 7.1, the Seller and the Shareholder indemnification obligations set forth in this Section 7.2(a) shall continue in full force and effect forever.

     (b) The Parent and the Acquisition Sub, jointly and severally, shall indemnify and hold harmless the Seller, the Shareholder and their respective Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all Damages arising out of, resulting from or incurred in connection with (i) any material inaccuracy in any representation or the breach of any warranty made by the Parent or the Acquisition Sub in this Agreement for the applicable Survival Period (disregarding, for this purpose, any materiality limitation contained therein), (ii) the breach by the Parent or the Acquisition Sub of any of the respective covenants or agreements to be performed by them hereunder for four years from the Closing Date, (iii) any Assumed Liability, and (iv) the operation of the Business following the Closing. Except as specifically provided herein, the indemnification obligations of the Parent and the Acquisition Sub set forth in this Section 7.2(b) shall continue in full force and effect forever.

     (c) The Seller and the Shareholder's indemnification obligations contained in Section 7.2(a)(i) shall not apply to any claim for Damages until the aggregate of all such claims total Seventy Five Thousand Dollars ($75,000) (including, for purposes of calculating such amount, any uncollectible Accounts Receivable covered by the Acquisition Sub pursuant to Section 5.4 above) in which case the Seller and the Shareholder's indemnity obligation shall apply to the total amount of such claims, including without limitation all claims for Damages included in calculating the $75,000 threshold to indemnification; provided however that the Seller and the Shareholder's maximum indemnification obligation for all claims for Damages pursuant to Section 7.2(a)(i) shall not exceed the aggregate amount of the Purchase Price. Notwithstanding anything set forth herein to the contrary, no claim for Damages in an amount of less than One Thousand Dollars ($1,000) shall be included in calculation of the $75,000 threshold to indemnification set forth in the first sentence of this Section 7.2(c).

     (c) Any Person providing indemnification pursuant to the provisions of this
Section 7.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 7.2 is hereinafter referred to as an "Indemnified Party."

     Section 7.3. Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless
(i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim or demand described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such Third Party Claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     Section  7.4.  Procedures  for  Inter-Party  Claims.  In the event  that an
Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Damages hereunder, the cost of such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements) shall be added to the amount of Damages payable to the Indemnified Party.

     Section 7.5. Right of Set-Off. The Parent and the Acquisition Sub shall have the right to set-off, against any amount which may be owed by the Parent or the Acquisition Sub to the Seller, the Shareholder or any other Person pursuant to this Agreement, whether unpaid or paid into escrow at the time of such set-off; provided however that the Parent and the Acquisition Sub's right of set-off shall not apply to the compensation payable to the Shareholder pursuant to the Employment Agreement; provided, further, however that the term "compensation" shall not include any Earn-Out payments to be made by the Acquisition Sub pursuant to this Agreement but also referenced in the Employment Agreement. The exercise of


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


such right of set-off by either the Parent or the Acquisition Sub shall not constitute a breach by them of this Agreement or the agreement underlying such obligation.

                                  ARTICLE VIII

                                  Miscellaneous

     Section 8.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

If to the Parent
or the Acquisition Sub:             629 Grove Street
                                    Jersey Cite, New Jersey  07310
                                    Telephone:  201-217-1990
                                    Facsimile:  201-792-6981
                                    Attention:  Robert M. Okin

With a copy to:                     Lowenstein Sandler PC
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068
                                    Telephone:  (973) 597-2500
                                    Facsimile:  (973) 597-2400
                                    Attention:  John D. Schupper, Esq.

If to the Seller or
the Shareholder:                    131 Lazell Street
                                    Hingham, Massachusetts  02043
                                    Telephone:  781-740-0587

With a copy to:                     Hinckley, Allen & Snyder
                                    28 State Street, 29th Floor
                                    Boston, Massachusetts  02109
                                    Telephone:  617-345-9000
                                    Facsimile:  617-345-9020
                                    Attention:  Paul O'Donnell, Esq.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

     Section 8.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein;

provided, however, that the fees and expenses of the Accountants incurred in connection with the preparation of the Financial Statements for the fiscal years ended December 31, 1997 and 1998, respectively, shall be paid by the Acquisition Sub.

     Section 8.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.

     Section 8.4.  Assignment;  Successors  and Assigns;  No Third Party Rights.
Except as otherwise provided herein, this Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. The Parent and the Acquisition Sub may assign all of their respective rights under this Agreement to any Affiliate; provided such Affiliate assumes all of the obligations of the Parent or the Acquisition Sub hereunder, as applicable. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

     Section 8.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     Section 8.6. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 8.7. Entire Agreement. This Agreement, including the Schedules and Exhibits attached thereto, and the Employment Agreement constitute the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

     Section 8.8. Amendment and Modification. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

     Section 8.9. Public Announcement. Except as may be required by law or appropriate Governmental Authority, neither the Seller or the Shareholder, on the one hand, nor the Parent or the Acquisition Sub, on the other hand, shall issue any press release or otherwise publicly disclose any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other. In the event that any such press release or other public disclosure shall be required, the party required to issue such release or other disclosure shall consult in good faith with the other party hereto with respect to the form and substance of such release or other disclosure prior to the public dissemination thereof. Notwithstanding anything set forth herein to the contrary, the Parent and the Acquisition Sub, as applicable, shall be permitted to issue a press release and file such related reports with the SEC as they deem necessary or desirable with regard to the consummation of the transactions set forth herein.

     Section 8.10. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

     Section 8.11. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.


     Section 8.12. No Strict Construction. Each of the Parent and the Acquisition Sub, on the one hand, and the Seller and the Shareholder, on the other, acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       BOSTON TOWNE PRESS, INC.


                                       By: /s/ John R. Henesey, Jr.
                                           -------------------------------------
                                       John R. Henesey, Jr., President


                                       By:  /s/ John R. Henesey, Jr.
                                           -------------------------------------
                                       John R. Henesey, Jr., Individually


                                       CUNNINGHAM GRAPHICS
                                         INTERNATIONAL, INC.


                                       By: /s/ Robert M. Okin
                                          -------------------------------------
                                        Robert M. Okin, Senior Vice President
                                        and Chief Financial Officer


                                       BTP ACQUISITION CORP.


                                       By: /s/ Robert M. Okin
                                           -------------------------------------
                                       Robert M. Okin, Vice President

                                      -38-